                                                                    Exhibit 10.7

                                                                  EXECUTION COPY

                              EMPLOYMENT AGREEMENT

            THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into on the 26th day of January, 1998 by and between MEDSCAPE, INC., a New York corporation (the "Company"), and PAUL T. SHEILS ("Executive").

            1. Employment and Term. The Company will employ Executive as President and Chief Executive Officer of the Company, and Executive shall accept such employment, for a three year period commencing February 16, 1998 (the "Employment Date"), subject to earlier termination pursuant to the terms hereof. Executive shall at all times report to, and shall be subject to the policies established by, the Company's Board of Directors (the "Board"). Executive shall during the term of this Agreement serve as a full voting member of the Board. Executive shall be responsible for all segments of the Company's business and all other officers of the Company shall report to Executive.

            2. Performance. Executive shall (i) loyally and conscientiously perform all his duties and obligations under this Agreement to the best of his abilities; (ii) devote substantially all of his business time, attention, energy and efforts to the business of the Company; and (iii) not directly or indirectly render any services of a commercial or professional nature to any other person or organization without the prior written consent of the Board.

            3. Compensation and Benefits.

                  (a) Base Salary. During the first year of this Agreement, the Company shall pay Executive a base salary of $195,000 per year, payable in accordance with the Company's standard payroll policy. Executive's base salary during the second and third years of this Agreement shall be determined by the Compensation Committee of the Board, but in no event shall the base salary in such years be less than the base salary payable in the first year.

                  (b) Signing Bonus. On or before the Employment Date, the Company shall pay Executive a one-time signing bonus of $35,000.

                  (c) Performance Bonuses. In addition to the base salary, the Company shall pay Executive a performance bonus in respect of the calendar year 1998 in accordance with the Performance Bonus & Goals set forth in Exhibit A. Executive's performance bonus and goals during, calendar years 1999 and 2000 shall be developed by the Compensation Committee of the Board after consultation with Executive, but in no event shall the performance bonus at target (budget)
in each such year be less than $35,000 in the aggregate. Executive shall be entitled to any bonus earned with respect to any calendar year so long as Executive remains employed by the Company at the end of such year, but shall not be entitled to any portion of the bonus for any calendar year in which he is not employed by the Company at year end. Any performance bonus shall be payable as soon as practicable after each calendar year during the term of this Agreement.
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                                                                               2


                  (d) Stock Option. On the Employment Date, Executive shall be granted an incentive stock option to purchase 300,000 shares of Class B Common Stock, par value $.01 per share pursuant to the Company's 1996 Stock Option Plan (the "Option Plan"). The stock option agreement, including the terms of such grant, is attached to this Agreement as Exhibit B.

                  (e) Benefits. During the term hereof, Executive shall be entitled to all such family health and medical benefits (including, dental) and all life and disability insurance as are provided to the senior executives of the Company.

                  (f) Vacation. Executive shall be entitled to paid vacation each year in accordance with the Company's vacation policy for its senior executives.

            4. Restrictive Covenants.

                  (a) Noncompetition During Employment. During his employment with the Company, Executive shall not, directly or indirectly, either as an employee, consultant, agent, principal, partner, stockholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in any business or organization that is competitive with the business of the Company.

                  (b) Noncompetition After Employment. Executive agrees that for the one year period following termination of his employment with the Company, he will not (i) directly or indirectly, either as employee, consultant, agent, principal, partner, stockholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in any business or organization that is competitive with the business of the Company at the time of such termination; (ii) solicit, divert or take away, or attempt to solicit, divert or to take away, the business or patronage of any of the clients, customers or accounts of the Company (except on behalf of a business unrelated to the business of the Company); or (iii) encourage or solicit any employee of the Company to leave the employ of the Company for any reason; provided, however, that in the event Executive is terminated by the Company without "Good Cause" (as defined in Section 5(b)), the provisions of this Section 4(b) shall apply only for a period of six (6) months following termination of employment and the provisions of Section 4(b)(i) shall only prohibit Executive from engaging or participating, in the manner described in clause (i) above, in the businesses or other organizations that own the following Websites (subject to the exception in Section 4(c)(i)): Physicians Online, Medec Interactive, Harrisons On Line and the American Medical Association.

                  (c) Exceptions. Notwithstanding the provisions of this Section 4, nothing herein shall prohibit Executive from (i) holding less than two percent (2%) of the outstanding capital stock of a publicly held corporation engaged in a business that competes with the business of the Company; (ii) serving on one or more Boards of Directors of non-profit corporations so long as, in the aggregate, such commitments do not interfere with the performance of Executive's duties for the Company; or (iii) after his employment with the Company terminates for any reason, being
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                                                                               3


employed by a multi-division corporation that competes with the Company so long as Executive's responsibilities do not extend to the specific division of such corporation that competes with the Company and so long as Executive does not work in such division or advise or otherwise assist such division.

                  (d) Remedies and Interpretation. The restrictions contained in this Section 4 and in Section 6 of this Agreement are necessary for the protection of the business and goodwill of the Company and are considered by Executive to be reasonable for such purpose. Executive agrees that any breach of this Section 4 or Section 6 by Executive is likely to cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, Executive agrees that the Company, in addition to any other remedies that may be available, shall be entitled to specific performance and other injunctive relief, without proving actual damages. If any restriction set forth in this Section 4 or in Section 6 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

            5. Termination of Employment.

                  (a) Death or Disability. In the event of the Executive's death or "Disability" (as defined below), the Company may by written notice to Executive terminate Executive's employment effective not less than 30 days after the date of such notice. "Disability" means a mental or physical condition that renders Executive incapable of performing his duties and obligations under this Agreement for a period of six consecutive months, or more than 210 days in any eight month period, in the written opinion of a competent physician specializing in such condition selected by the Board who has personally examined and evaluated Executive's condition. Executive agrees to submit to appropriate medical examination by such physician at the Company's expense and that such physician's determination shall be final. If this Agreement is terminated by Company under this Section 5(a), the Company shall pay Executive or his estate within 10 days after the effective date of such termination any unpaid compensation (including any accrued but unpaid vacation pay and bonuses accrued in accordance with Section 3(c) hereof) accrued through such effective date, provided that no severance amount shall be payable.

                  (b) Termination for Good Cause. The Company may terminate Executive's employment at any time for "Good Cause," as defined below. "Good Cause" means gross misconduct, gross neglect of duties (including by reason of alcohol or drug, dependency), acts involving moral turpitude, conviction of a felony, material breach by Executive of this Agreement that is not substantially cured within 30 business days after receipt of written notice from the Company of such breach, or any act or omission involving fraud, embezzlement or misappropriation of any property of the Company by Executive.
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                                                                               4


                  (c) Termination without Good Cause. If the Company terminates Executive's employment without Good Cause, the Company shall (i) give Executive written notice of such termination at least 60 days prior to the effective date of such termination; (ii) pay Executive within 10 business days after the effective date of such termination all unpaid compensation (including any accrued but unpaid vacation pay and bonuses accrued in accordance with Section 3(c) hereof) accrued through the effective date of such termination; (iii) pay Executive monthly severance payments equal to Executive's base monthly salary in effect at the time of such termination for a period of six months after the effective date of such termination (provided the Company may, in its discretion, upon receipt of a written request from Executive, pay such unpaid compensation and severance payments in a lump sum); and (iv) provide Executive full family health and medical benefits (including dental) and all life and disability insurance as are provided to the senior executives of the Company for a period of six months after the effective date of such termination.

                  (d) Termination by Executive. Executive may terminate this Agreement by giving the Company written notice at least 60 days prior to the effective date of such termination. If Executive terminates this Agreement under this Section 5(d), the Company shall pay Executive only any unpaid compensation (including any accrued but unpaid vacation pay) accrued through the effective date of such termination, but Executive shall not be entitled to any severance payments.

                  (e) Resignation as Director. Upon termination of Executive's employment pursuant to this Agreement, he shall resign as a director and an officer of the Company.

            6. Development Rights and Confidential Information.

                  (a) Developments. Executive agrees that any developments by way of invention, design, copyright, trademark, software, magazine or journal concept or other matters which may be developed or perfected by him during the term of this Agreement or which are in process or under investigation during the term of this Agreement, and which relate to the business of the Company or its subsidiaries, shall be the property of the Company. The Employee will, at the request and expense of the Company, assist the Company in applying for and prosecuting letters patent thereon in the United States or in foreign countries if the Company reasonably requests, and will assign and will transfer the same to the Company together with any letters patent, copyrights, trademarks and applications therefor.

                  (b) Confidentiality. Executive agrees not to disclose or use Confidential Information of the Company except in connection with his employment with the Company. For purposes of this Section 6(b), the term "Confidential Information" shall mean all information in any manner relating to the Company's business including, but not limited to, information regarding business plans and strategies, trade secrets, "know-how", inventions, software, finances, markets, properties, methods of doing business, processes, customers, staff resumes, executive compensation, or suppliers, whether or not such information is labeled or otherwise identified as confidential. Irrespective of the foregoing, no information will be deemed "Confidential Information" if such
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information (i) is a part of the public knowledge or literature or becomes part of the public knowledge or literature, in either case from a source other than Executive or a source acting at Executive's direction, (ii) is received by Executive in writing, without binder of secrecy, from a third party who is entitled to convey such information to the public, or (iii) is required by law or court order to be disclosed. Upon termination of this Agreement, Executive will deliver to the Company all equipment, records, copies of records and any other written information of or pertaining to the Company or any subsidiary of the Company which are then in his possession.

            7. Company Covenants. The Company covenants and agrees with Executive, as a condition to his acceptance of employment with the Company, to take all actions within its power and to use its best efforts to obtain the approvals of third parties (including without limitation, the shareholders of the Company and/or parties to relevant agreements) necessary or appropriate, to accomplish the following as soon as reasonably practicable:

                  (a) Amendment of Restated Certificate of Incorporation. Amendment of the Company's Restated Certificate of Incorporation to provide that, upon the consummation of a firm commitment underwritten public offering of any class of common stock of the Company pursuant to a registration statement under the Securities Act of 1933, as amended, or immediately prior to the consummation of a Corporate Change (as defined in the Option Plan), all shares of Class A Common Stock, $.01 par value per share of the Company, and all shares of Class B Common Stock, $.01 par value per share of the Company, shall automatically convert into a single class of Common Stock, S.01 par value of the Company, on a one-for-one basis.

                  (b) Increase in Option Plan Shares. Approval by the Company's shareholders of an increase in the aggregate number of shares reserved for issuance under the Option Plan from 1,400,000 shares to 1,700,000 shares, as previously approved by the Board.

                  (c) Amendment to Stockholders' Agreement. Amendment of Section 2(b) of the Stockholders' Agreement, dated as of the 31st day of October, 1997, by and among the Company and the other parties thereto, to provide that Executive shall be entitled to serve as a director of the Company for so long as he is the President of the Company. Executive shall become a party to such amendment for purposes of Section 2 thereof.

            8. Miscellaneous.

                  (a) Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of New York applicable to contracts made and performed in New York.

                  (b) Arbitration. Any dispute between Executive and the Company with respect to the terms of this Agreement, or any claim arising out of or relating to this Agreement, will
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be submitted to and be settled by final and binding arbitration in New York, New
York, in accordance with the rules of the American Arbitration Association.

                  (c) Entire Agreement. This Agreement, including all exhibits and schedules attached hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to the subject matter hereof. No amendment or modification of this Agreement shall be effective unless in writing and signed by both parties hereto.

                  (d) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be construed, if possible, so as to be enforceable under applicable law; if such construction is not possible, then such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                  (e) Successors and Assigns. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. Executive shall not be entitled to assign any of his rights or obligations under this Agreement.

                  (f) Notices. All notices required or permitted under this Agreement shall be in writing, and shall be deemed effective upon delivery as evidenced by delivery receipt via overnight delivery service or registered or certified mail to the addresses set forth on the signature page, or such other address as either party shall designate to the other in accordance with this provision.

                  (g) Waiver. A waiver by either party of any breach hereof by the other party shall not be construed as a waiver of any subsequent breach.

                  (h) Counterparts. This agreement may be executed in counterparts with the same force and effect as if each signatory had executed the same instrument.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


MEDSCAPE, INC.


By /s/                                      /s/ Paul T. Sheils
   ---------------------------              -----------------------------

Title: President                            PAUL T. SHEILS
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                                                                               7


134 West 29th Street                                  18 Crown Terrace
New York, NY  10001                                   Yardley, PA  19067

                                    EXHIBIT A

                       PERFORMANCE BONUS GOALS & PAYMENTS

            The "Target Bonus" (the annual amount payable if the "target" level for each goal is achieved) is $35,000 in the aggregate for each of calendar years 1998, 1999 and 2000. If the Threshold Level for all goals is achieved, Executive will receive a bonus payment equal to 25% of the Target Bonus; if the "Superior Level" for all goals is achieved, Executive will receive a bonus payment equal to 150% of the Target Bonus. Actual bonus payments will be calculated on a linear basis between the Threshold Level and the Target Level and between the Target Level and Superior Level, as the case may be; provided, however, that the bonus calculation shall be measured for each separate goal based on the weighting ascribed to that goal.

            The following example illustrates this plan: Assume that in 1998, the Company achieves (1) 100% of budgeted revenue, (2) 110% of budgeted EBITDA, and (3) 95% of U.S. MD Registrants. The bonus earned would be $35,000, consisting of (1) $10.5M ($35M x 30%) with respect to revenues, (2) $14M ($35M x 30% + (2/3 x 50% of Target Bonus for such goal)), and $10.5M ($35M x 40% x (2/3 x 75% of Target Bonus for such goal + 25% of Target Bonus for such goal)).

            The goals, their weighting and the performance levels are as follows:

GOAL                 WEIGHTING      THRESHOLD*      TARGET*     SUPERIOR

Medscape Revenue        30%        85% of Budget     Budget     115% of Budget
Medscape EBITDA         30%        85% of Budget     Budget     115% of Budget
U.S. MD Registrants     40%        85% of Budget     Budget     115% of Budget

*     Based on 1998 Budget (draft) dated December 10, 1997.

                                                                       EXHIBIT B

                                 MEDSCAPE, INC.
                        INCENTIVE STOCK OPTION AGREEMENT

            THIS AGREEMENT, made as of the ____ day of February, 1998, by and between Medscape, Inc., a New York corporation (the "Company"), and Paul T. Sheils (the "Employee").

            WITNESSETH THAT:

            WHEREAS, the Company pursuant to its 1996 Stock Option Plan, as amended (the "Plan") wishes to grant this stock option to the Employee.

            NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto hereby agree as follows:

      1. Grant of Option.

            The Company hereby grants to the Employee, on the date set forth above, the right and option (hereinafter called "the option") to purchase all or any part of an aggregate of 300,000 shares of Class B Common Stock, par value $0.01 per share, of the Company at the price of $.43 per share and subject to the terms and conditions set forth herein. This option is intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code 1986, as amended (the "Code").

      2. Duration and Exercisabilitv.

            (a) Except as provided in Section 2(c) below, this option shall become exercisable with respect to one third of the total number of shares subject to the option grant upon the Employee's completion of the first twelve
(12) months of employment and with respect to the balance of the shares, in successive equal monthly installments, over the next two years, such that this option shall be fully exercisable after three (3) full years of employment. This option shall in all events terminate ten (10) years after the date of grant (or, in the case of a shareholder of the Company owning more than 10% of the voting power of stock of the Company and its affiliates, five (5) years from the date of grant).

            (b) During the lifetime of Employee, the option shall be exercisable only by Employee and shall not be assignable or transferable by Employee, other than by will or the laws of descent and distribution.

            (c) Notwithstanding the installment exercise provision set forth in
Section 2(a) above and subject to the other terms and conditions set forth herein, this option may be exercised as to 100% of the shares of Class B Common Stock of the Company for which this option was granted

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on the date of a "Corporate Change" (as such term is defined under Section 13 of the Plan). Immediately following any Corporate Change, the option shall terminate and cease to be outstanding, except to the extent assumed by any successor corporation (or parent thereof).

      3. Effect of Termination of Employment.

            (a) In the event that Employee shall cease to be employed by the Company or its subsidiaries, if any, for any reason other than Employee's Serious Misconduct (as such term is defined in Section 3(d) hereof), or Employee's death or Disability (as such term is defined in Section 3(e) hereof), Employee shall have the right to exercise the option at any time within 90 days after such termination of employment to the extent of the full number of shares the Employee was entitled to purchase under the option on the date of termination, subject to the condition that no option shall be exercisable after the expiration of the term of the option.

            (b) In the event that Employee shall cease to be employed by the Company or its subsidiaries, if any, by reason of Employee's Serious Misconduct (as defined in Section 3(d)) during the course of employment, the option shall terminate as of the date of the Serious Misconduct.

            (c) If Employee shall die while in the employ of the Company or a subsidiary, if any, or within 90 days after termination of employment for any reason other than Serious Misconduct (as defined in Section 3(d)), or if employment is terminated because Employee has incurred a Disability (as defined in Section 3(e)) while in the employ of the Company or a subsidiary, if any, and the Employee shall not have fully exercised the option, such option may be exercised at any time within twelve (12) months after Employee's death or date of termination of employment for Disability by Employee, his personal representatives, administrators or guardians, as applicable, or by any person or persons to whom the option is transferred by will or the applicable laws of descent and distribution, to the extent of the full number of shares Employee was entitled to purchase under the option on the date of death or, in the case of death within 90 days after termination of employment, on the date of termination of employment, if earlier, or date of termination for such Disability and subject to the condition that no option shall be exercisable after the expiration of the term of the option.

            (d) "Serious Misconduct" shall mean conduct inimical to the interests of the Company which causes material economic damage to the Company (for example, misappropriation of Company funds) or conduct which significantly interferes with the individual's ability to perform their duties (for example, alcohol or illicit drug dependency) and shall be determined by the Committee or Board of Directors, whose determination shall be final.

            (e) "Disability" shall mean a mental or physical conditions that renders Employee incapable of performing his duties and obligations under this Agreement for a period of six consecutive months, or more than 210 days in any eight month period, in the written opinion of a competent physician specializing in such condition selected by the Committee or Board of Directors

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who has personally examined and evaluated Employee's condition. Employee agrees to submit to appropriate medical examination by such physician at the Company's expense and that such physician's determination shall be final.

      4. Manner of Exercise.

            (a) The option can be exercised only by Employee or other proper party by delivering within the option period written notice to the Company at its principal office. The notice shall state the number of shares as to which the option is being exercised and be accompanied by payment in full of the option price for all shares designated in the notice.

            (b) Employee may pay the option price in cash, by check (bank check, certified check or personal check), by money order or, with the approval of the Company, (i) by delivering to the Company for cancellation certificates representing Class B Common Stock of the Company with a fair market value as of the date of exercise equal to the option price or the portion thereof being paid by tendering such shares, (ii) by delivering to the Company a combination of cash and certificates representing Class B Common Stock of the Company with an aggregate fair market value equal to the option price, or (iii) provided the following is permitted under the Securities Act of 1933, as amended, through a special sale and remittance procedure ("cashless exercise") pursuant to which the Employee shall concurrently provide irrevocable written instructions (A) to a Company-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Company, by reason of such exercise and (B) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale. For purposes of clauses (i) and (ii), the fair market value of the Company's Class B Common Stock as of any date shall be reasonably determined in good faith by the Committee or the Board from time to time.

      5. Restrictions on Issuance of Shares.

            Notwithstanding the provisions of Section 2, the Company shall have no obligation to deliver any certificate or certificates representing shares of Class B Common Stock upon exercise of an option until the following conditions shall be satisfied:

            (a) (i) The shares with respect to which the option has been exercised are at the time of the issue of such shares effectively registered under applicable Federal and State securities laws as now in force or hereafter amended; or (ii) counsel for the Company shall have given an opinion that the issuance of such shares upon exercise of the option is exempt from registration under Federal and State securities laws as now in force or hereafter amended or the Company is otherwise satisfied in its discretion that such exercise complies with such securities laws; and

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            (b) In either event the Company has complied with all applicable laws and regulations, including without limitation all regulations required by any stock exchange upon which the Company's outstanding Class B Common Stock is then listed.

            (c) The Employee shall represent, warrant, covenant and agree in writing that the Option Shares (as defined in Section 6) are being acquired for his own account for investment purposes only and not with a view to distribution or any other disposition thereof.

            The Company shall use reasonable efforts to the extent it deems practicable to bring about the compliance with the above conditions within a reasonable time except that the Company shall be under no obligation to cause a registration statement or a post-effective amendment to any registration statement to be prepared solely for the purpose of covering the issue of shares in respect of which any option may be exercised or to permit any Employee to effect a registration of his or her shares in connection with a registration of shares by the Company.

      6. Right of First Refusal.

            Until the consummation of a firm commitment underwritten public offering of the Company's common stock pursuant to a registration statement under the Securities Act of 1933, as amended, the Company and the Investor Stockholders (as such term is defined in the Stockholders Agreement, dated as of October 31, 1997 (the "Stockholders' Agreement"), by and among the Company and the Existing Stockholders, the Investor Stockholders and any Additional Stockholders, as such terms are defined therein shall be entitled to the following right of first refusal.

            (a) Transfer of Shares. The Employee shall not transfer any shares of Class B Common Stock obtained upon exercise of the option ("Option Shares") or any right or interest therein then owned by him except by a transfer that meets the requirements of this Section 6. In the event that the Employee proposes to transfer any portion of the Option Shares, whether voluntarily or involuntarily, other than a Permitted Transfer or in connection with a Corporate Change, then at least thirty (30) days prior to such transfer, the Employee shall give notice (the "Notice") to the Company and the Investor Stockholders of his intention to effect such transfer. The Notice shall set forth (i) the class, series and number of Option Shares to be sold by the Employee ("Transferred Shares"), (ii) the date or proposed date of the transfer and the name and address of the proposed transferee, and (iii) the principal terms of the transfer, including the cash or other property or consideration to be received upon such transfer.

            (b) Company's Option. The Company shall have the option, but not the obligation, to purchase any or all of the Transferred Shares on the same terms as specified in the Notice. Within thirty (30) days after the receipt of the Notice, the Company shall give written notice to the Employee and the Investor Stockholders (the "Company Notice") stating whether or not it elects to exercise its option to purchase, the number of Transferred Shares, if any, it elects to purchase, and a date and time for consummation of the purchase not more than thirty (30) days after the receipt of the Company Notice by the Employee. Failure by the Company to give such notice within such time period shall be deemed an election by it not to exercise its option.

            (c) Investor Stockholders' Option. If the Company fails to exercise its right to purchase under subparagraph (b) hereof, or exercises its right to purchase for less than all of the Transferred Shares, then the Investor Stockholders shall have the option, but not the obligation, to purchase, pro rata to their ownership interest in the shares of Common Stock issued or issuable to such stockholder upon the conversion of shares of Series C Preferred Stock of the Company, any or all of the remaining Transferred Shares on the same terms as specified in the Notice. Not later than thirty (30) days after the Investor Stockholders receive the Company Notice, each Investor Stockholder shall give written notice to the Employee and the Company (the "Investor Notice") stating whether or not it elects to exercise its option to purchase, the number of the remaining Transferred Shares, if any, that it elects to purchase, and a date and time for consummation of the purchase not more than thirty (30) days after the receipt of the Investor Notice by the Employee. Failure by an Investor Stockholder to give such notice within such time period shall be deemed an election by it not to exercise its option. If the Company and the Investor Stockholders exercise their respective rights to purchase for less than all the Transferred Shares, then the Employee shall thereafter be free to transfer the remaining Transferred Shares on the terms provided in the Notice, free and clear of any restrictions under this Section 6.

            (d) Definitions. For purposes of this Section 6, the term "Permitted Transfer" shall mean a transfer to a spouse (other than pursuant to any divorce or separation proceedings or settlement), parents, children (natural or adopted), stepchildren or grandchildren or a trust for any of their benefit (each recipient being a "Permitted Transferee"); provided, however, that prior to such transfer, such Permitted Transferee shall agree in writing to be bound by the obligations imposed upon the Employee under this Section 6 as if such transferee were originally a signatory to this Agreement.

            (e) Application of Provisions. In each case, any Transferred Shares not purchased by the proposed transferee in accordance with Section 6(c) hereof may not be sold or otherwise disposed of until they are again offered to the Company and the Investor Stockholders under the procedures specified in Sections 6(a), (b) and (c) hereof.

            (f) Transfers Void. Any attempted transfer by the Employee in violation of the terms of this Section 6 shall be ineffective to vest in any transferee any interest held by the Employee in the Transferred Shares. Without limiting, the foregoing, any purported transfer in violation hereof shall be ineffective as against the Investor Stockholders and the Company, and the Company and the Investor Stockholders shall have a continuing right and option (but not an obligation), until the restrictions contained in this Section 6 terminate, to purchase the shares purported to be transferred by the Employee for a price and on terms the same as those at which the purported transfer was effected.

      7. Miscellaneous.

            (a) This option is issued pursuant to the Plan and is subject to its terms. All capitalized terms used in this agreement that are not otherwise defined herein shall have the meanings set forth in the Plan. A copy of the Plan has been delivered to Optionee with this Option.

            (b) This Agreement shall not confer on Employee any right with respect to continuance of employment by the Company or any of its subsidiaries, nor will it interfere in any way with the right of the Company to terminate such employment at any time. Employee shall have none of the rights of a shareholder with respect to shares subject to this option until such shares shall have been issued to Optionee upon exercise of this option.

            (c) The exercise of all or any part of this option shall only be effective at such time that the sale of Class B Common Stock pursuant to such exercise will not violate any state or Federal or State securities or other laws.

            (d) If there shall be any change in the Class B Common Stock of the Company through merger, consolidation, reorganization, recapitalization, conversion, dividend in the form of stock (of whatever amount), stock split or other similar change in the corporate structure of the Company, and all or any portion of the option shall then be unexercised and not yet expired, then appropriate adjustments in the outstanding option shall be made by the Company, in order to prevent dilution or enlargement of option rights. Such adjustments shall include, where appropriate, changes in the number of shares of Class B Common Stock and price per share subject to the outstanding option.

            (e) The Company shall at all times during the term of the option reserve and keep available such number of shares as will be sufficient to satisfy the requirements of this Agreement.

            (f) If Employee shall dispose of any of the Class B Common Stock of the Company acquired by Employee pursuant to the exercise of the option within two (2) years from the date this option was granted or within one (1) year after the transfer of any such shares to Employee upon exercise of this option, then, in order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it under the circumstances and to report any taxable income of Employee which may result, Employee shall promptly notify the Company of the date of acquisition and disposition of such shares, the number of shares so disposed of, and the consideration, if any, received for such shares. In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to insure (i) notice to the Company within the time periods described above and
(ii) that, if necessary, all applicable federal or state payroll, withholding, income or other taxes are withheld or collected from Employee.

            (g) The Plan permits the Board or Committee to provide for terms in the grant of an option thereunder that differ from the terms of the Plan and, accordingly, the terms of this Agreement shall govern with respect to any conflict between this Agreement and the Plan.

      8. Notices.

            Notices to be given hereunder shall be in writing and shall be delivered personally or sent by registered or certified mail, postage prepaid, return receipt requested, and addressed, if to the Employee at 134 West 29th Street, New York, New York, or such other address as the Employee specifies in writing to the Company, and if to the Company to its then principal office.

      9. Entire Agreement.

            This instrument contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to the subject matter hereof and may be changed only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

      10. Governing Law.

            This Agreement shall be construed and enforced in accordance with the laws of the State of New York.

      11. Severability.

            In case any one or more of the provisions hereof shall be determined to be invalid or unenforceable, either in whole or in part, this Agreement shall be deemed amended to delete or modify, as necessary, the offending provision or provisions and to alter the balance of this Agreement in order to render the same valid and enforceable.